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                                                      Exhibit 21
                              The Advest Group, Inc.

                               List of Subsidiaries

                                                           Present
                                                           Jurisdiction
Name                                Where Incorporated     Ownership
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Advest, Inc.                        Delaware                  100%
    Advest Insurance Agency         Massachusetts             100%
    Balanced Capital Services, Inc. Connecticut               100%

Advest Bank and Trust Company       Connecticut               100%

Advest Capital, Inc.                Connecticut               100%

Advest Properties, Inc.             Delaware                  100%

Advest Transfer Services, Inc.      Delaware                  100%

A.B. Realty Corp.                   Connecticut               100%

Bank Street Management Company      Connecticut               100%

Billings & Company, Inc.            Connecticut               100%
    Billings Management Co.         Connecticut               100%

Boston Advisors, Inc.               Massachusetts             100%

Vercoe Insurance Agency, Inc.       Ohio                      100%

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